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                                                                   EXHIBIT 10.18

                         INTELLECTUAL PROPERTY OFFICE OF
                            NEW ZEALAND - LETTERHEAD




                              THE PATENTS ACT 1953




                           PATENT RENEWAL CERTIFICATE



                            Letters Patent No: 269419

                Non-toxic hypocompatible biodegradable germicide

                                 in the name of

                                 PAUL L. SIMMONS

                        has been renewed to 15 July 2001




Payment of $170.00 was made by:
James & Wells
29 Clarence Street
Hamilton
NZ
Paid on 6 July 1998



                                                                  Neville Harris
                                                         Commissioner of Patents
                                                                    14 July 1998


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                                                                   Patent Form A

                                                                      No. 269419

                                 LETTERS PATENT


ELIZABETH THE SECOND, by the Grace of God Queen of New Zealand and Her Other Realms and Territories, Head of the Commonwealth, Defender of the Faith; To all to whom these presents shall come, Greeting:

WHEREAS pursuant to the Patents Act 1953 an application has been made for a patent of an invention for NON-TOXIC HYPOCOMPATIBLE BIODEGRADABLE GERMICIDE


(more particularly described in the complete specification relating to the application)
AND WHEREAS
PAUL L. SIMMONS, a United States citizen of 6223, Pasadena Point Boulevard, Gulfport, FL 33707, United States of America


(hereinafter together with his or their successors and assigns or any of them called "the patentee") is entitled to be registered as the proprietor of the patent hereinafter granted:

NOW, THEREFORE, We by these letters patent give and grant to the patentee our special licence, full power, sole privilege and authority, that the patentee by himself, his agents, or licensees and no others, may subject to the provisions of any statute or regulation for the time being in force make, use, exercise and vend the said invention within New Zealand and its dependencies during a term of twenty years from the date hereunder written and that the patentee shall have and enjoy the whole profit and advantage from time to time accruing by reason of the said invention during the said term:

AND WE strictly command all our subjects whomsoever within New Zealand and its dependencies that they do not at any time during said term either directly or indirectly make use of or put into practice the said invention, nor in any way imitate the said invention without the consent, licence, or agreement of patentee in writing under his hand, on pain of incurring such penalties as are prescribed by law and of being answerable to the patentee according to law for his damages thereby occasioned:

PROVIDED ALWAYS:

        (1) That these letters patent shall determine and become void if the patentee does not from time to time pay the renewal fees prescribed by law in respect for the patent:

        (2) That these letters patent are revocable on any of the grounds prescribed by the Patents Act 1953 as grounds for revoking letters patent:

        (3) That nothing in these letters patent shall prevent the granting of licences in the manner in which and for the considerations on which they may by law be granted:

        (4) That these letters patent shall be construed in the most beneficial sense for the advantage of the patentee.

IN WITNESS whereof We have caused these letters patent to be signed and sealed as of the 15th day of July 1994
                                                         Commissioner of Patents